Exhibit 10.1

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement is entered into as of April 29, 2013 (the “Amendment”), by and between AVIDBANK CORPORATE FINANCE, a division of AVIDBANK (“Bank”), and USA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 21, 2012 and that certain First Amendment to Loan and Security Agreement dated as of January 1, 2013, that certain Second Amendment to Loan & Security Agreement dated as of April 2, 2013, and that certain Third Amendment to Loan and Security Agreement dated as of April 11, 2013 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           The following definition in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“RML” means the average monthly amount (based on the prior three months) of Borrower’s “Net cash provided by (used in) operating activities” including Jumpstart investments, as set forth in Borrower’s monthly cash flow statements prepared in accordance with GAAP.

2.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3.           Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

5.           The Borrower shall promptly pay all Bank Expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

USA TECHNOLOGIES, INC.

By:	/s/ David M. DeMedio

Title:	Chief Financial Officer

AVIDBANK CORPORATE FINANCE,
a division of AVIDBANK

By:	/s/ Jeffrey Javier

Title:	Senior Vice President